
     DETACH HERE
                          IWL COMMUNICATIONS, INCORPORATED
                               12000 AEROSPACE AVENUE
P                                     SUITE 200
R                               HOUSTON, TEXAS 77034
     SOLICITED BY THE BOARD OF DIRECTORS
     FOR A SPECIAL MEETING OF SHAREHOLDERS
O    The undersigned hereby appoints Ignatius W. Leonards and Byron M. Allen,
X    and each of their proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of IWL
     Communications, Incorporated (the "Company") held or record by the
     undersigned on [         ], 1998 at the Special Meeting of Shareholders to
     be held on [        ], 1998 at [  :  ] a.m., local time, at [place], and
     any adjournments thereof.
Y    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS MARKED BY YOU. HOWEVER,
     IF THIS PROXY IS RETURNED UNMARKED WITH RESPECT TO A PARTICULAR PROPOSAL,
     THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
     PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
     ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                       CONTINUED AND TO BE SIGNED ON REVERSE       SEE REVERSE
                            SIDE                                       SIDE

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  PLEASE MARK                     DETACH HERE
/X/ VOTES AS IN
  THIS EXAMPLE.

1.  Approve the Merger Agreement and the transactions contemplated thereby.

     / /  FOR               / /  AGAINST              / /  ABSTAIN

2.  Approve Holdings' 1998 Equity Incentive Plan.

     / /  FOR               / /  AGAINST              / /  ABSTAIN

3.  Approve Holdings' 1998 Director Stock Option Plan.

     / /  FOR               / /  AGAINST              / /  ABSTAIN

4. Authorize the Company to adjourn the Company's Special Meeting to solicit additional proxies.

     / /  FOR               / /  AGAINST              / /  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

     / /  FOR               / /  AGAINST              / /  ABSTAIN

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
MARK HERE FOR ADDRESS CHANGE AND NOTE                                           MARK HERE IF YOU PLAN TO ATTEND THE
AT LEFT / /                                                                     SPECIAL MEETING ON [            ],
                                                                                1998 / /

    Please date and sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give their full title as such. If for a corporation, please sign in the full corporate name by a duly authorized officer.

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
Signature   ------------------       Date   ------------------  Signature   ------------------       Date   ------------------
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